Exhibit 10.8

Notice of Grant

PSU Award Under the
Lordstown Motors Corp. 2020 Equity Incentive Plan

We, Lordstown Motors Corp. (the “Company”), pursuant to our Lordstown Motors Corp. 2020 Equity Incentive Plan (collectively the “Plan”), hereby do grant you PSUs (“PSUs”) under the terms set forth below. Unless otherwise stated, all capitalized terms within this award shall be interpreted as defined in the Plan.

Name of Grantee:

Grantee Employee ID Number:

Award Number:

Date of Award:

Performance Period:

Total Number of PSUs:

The main terms of the Award are detailed in the Plan and in this Award Notice. Administration of the PSUs and any payment shall be made subject to and in accordance with the Terms and Conditions attached hereto as Exhibit A and its Addendum.

Sincerely yours,

Lordstown Motors Corp.

Exhibit A

Terms and Conditions

PSU Award Granted Under the

Lordstown Motors Corp. 2020 Equity Incentive Plan

1.

Grant.  The Company has awarded Performance Stock Units (the “PSUs”) to the Participant named in the Notice of Performance Stock Unit Award (the “Award Notice”), subject to these Terms and Conditions and the Lordstown Motors Corp. 2020 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference.

2.

Company’s Obligation to Pay. Each PSU represents the right to receive a Share, to the extent then vested, on the date restrictions lapse. Unless and until the PSUs will have vested and restrictions lapse in the manner set forth in Sections 3 or 4, Participant will have no right to payment of any such PSUs. Prior to actual payment of any vested, unrestricted PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any payment with respect to vested, unrestricted PSUs will be made to Participant (or in the event of Participant’s death or Disability, to his or her beneficiary or representative) on the basis of whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 7, as soon as practicable after, but in each such case within the period sixty (60) days following, the date they become vested and unrestricted.  In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any PSUs payable under these Terms and Conditions.

3.

Vesting and Lapse of Restrictions. Except as provided in Section 4, and subject to Section 5, the PSUs awarded by these Terms and Conditions will vest and become unrestricted, if at all, upon satisfaction of the Performance Goals in accordance with the Addendum. Notwithstanding the foregoing, PSUs will not vest unless Participant will have been continuously a Service Provider in good standing from the date of grant until the date restrictions lapse, except to the extent provided in any employment agreement then in effect between the Participant and the Company (the “Employment Agreement”).  To the extent the PSUs vest upon Death or Disability under the terms of and as defined in the Employment Agreement, the pro rata portion shall be determined based on the actual level of achievement of the Performance Goals.  To the extent the PSUs vest upon a termination of Participant’s employment by the Company without Cause or by the Participant for Good Reason under the terms of and as defined in the Employment Agreement, the PSUs shall vest as to 100% of the number of Shares payable at the actual level of achievement of the Performance Goals.  Any waiver of continued service requirements shall not accelerate the time of payment of PSUs nor result in the lapse of restrictions, which shall remain contingent upon satisfaction of the Performance Goals; provided, however, that a waiver of both continued service requirements and requirements to achieve Performance Goals shall result in payment as provided in Section 2.

4.

Administrator Discretion. The Administrator, in its discretion, may determine the extent to which the PSUs vest, accelerate the vesting and lapse of restrictions of the balance, or some lesser portion of the balance, of the PSUs at any time, subject to the terms of the Plan. If so accelerated, such PSUs will be considered as having vested as of the date specified by the

Administrator. The payment of Shares vesting pursuant to this Section 4 shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A of the Code (“Section 409A”).

It is the intent of these Terms and Conditions that they and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the PSUs or any Shares issuable hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. However, the Company makes no representation or warranty as to such compliance or exemption and Participant shall be solely responsible for any adverse tax consequences resulting from the acceptance of the PSUs, the vesting of PSUs and the related receipt of Shares.

5.

Forfeiture upon Termination of Status as a Service Provider. Except as otherwise provided in Section 3, the PSUs shall be forfeited upon Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.

6.

Death of Participant. Any distribution or delivery to be made to Participant under these Terms and Conditions will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.

Withholding of Taxes. Notwithstanding any contrary provision of these Terms and Conditions, no Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Company) will have been made by Participant with respect to the payment of income, employment, social insurance, payroll and other taxes which the Company determines must be withheld with respect to such Shares. Prior to vesting and settlement of the PSUs, Participant will pay or make adequate arrangements satisfactory to the Company to satisfy all withholding and payment obligations of the Company. In this regard, Participant authorizes the Company to withhold all applicable tax withholding obligations legally payable by Participant from his or her wages or other cash compensation paid to Participant by the Company or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under applicable local law, the Company, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.

To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable PSUs otherwise are scheduled to vest pursuant to Sections 3 or 4 or tax withholding obligations related to PSUs otherwise are due, Participant will permanently forfeit such PSUs and any right to receive Shares thereunder and the PSUs will be returned to the Company at no cost to the Company.

8.

Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.

No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE PSUs PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER IN GOOD STANDING AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF PSUS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THESE TERMS AND CONDITIONS, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.

Address for Notices. Any notice to be given to the Company under these Terms and Conditions will be addressed to the Company at Lordstown Motors Corp., 2300 Hallock Young Road, Warren, OH 44481, or at such other address as the Company may hereafter designate in writing.

11.

Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12.

Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, these Terms and Conditions will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.

Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her beneficiary or estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

14.

Recoupment. Notwithstanding any other provision herein, the PSUs and any Shares or other amount or property that may be issued, delivered or paid in respect of the PSUs, as well as any consideration that may be received in respect of a sale or other disposition of any such Shares or property, shall be subject to any recoupment, “clawback” or similar provisions of applicable law or agreement, as well as any recoupment or “clawback” policies of the Company that may be in effect from time to time. In addition, the Company may require Participant to deliver or otherwise repay to the Company the PSUs and any Shares or other amount or property that may be issued, delivered or paid in respect of the PSUs, as well as any consideration that may be received in respect of a sale or other disposition of any such Shares or property, if the Company reasonably determines that one or more of the following has occurred:

(a)during the period of Participant’s status as a Service Provider with the Company or any of its Subsidiaries (the “Service Period”), the Participant has committed a felony (under the laws of the United States or any relevant state, or a similar crime or offense under the applicable laws of any relevant foreign jurisdiction);

(b)during the Service Period or at any time thereafter, Participant has committed or engaged in a breach of confidentiality, or an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information of the Company or any of its Subsidiaries;

(c)during the Service Period or at any time thereafter, Participant has committed or engaged in an act of theft, embezzlement or fraud, or materially breached any agreement to which Participant is a party with the Company or any of its Subsidiaries.

15.

Plan Governs. These Terms and Conditions are subject to all terms and provisions of the Plan. In the event of a conflict between these Terms and Conditions and the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in these Terms and Conditions will have the meaning attributed to them in the Plan. For the avoidance of doubt, nothing in this Award Notice modifies the provision of Section 13(c) of the Plan.

16.

Administrator Authority. The Administrator will have the power to interpret the Plan and these Terms and Conditions and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any PSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or these Terms and Conditions.

17.

Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to PSUs awarded under the Plan or future PSUs that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18.	Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of these Terms and Conditions.
19.

Agreement Severable. If any provision in these Terms and Conditions is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of these Terms and Conditions.

20.

Modifications to Terms and Conditions. These Terms and Conditions and the Award Notice constitute the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting the Award in reliance on any promises, representations, or inducements other than those contained herein. Modifications to these Terms and Conditions or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or these Terms and Conditions, the Company reserves the right to revise these Terms and Conditions as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of PSUs.

21.

Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of PSUs under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

22.

Governing Law; Resolution of Disputes. These Terms and Conditions and the Award Notice will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. Any dispute that arises under the Plan, the Award Notice or these Terms and Conditions shall be exclusively resolved pursuant to Section 24 of the Plan.  By accepting this Award, Participant (for himself or herself and for any person or entity claiming under or through him or her) agrees to be bound thereby.

Addendum to Exhibit A

Performance Metrics

The PSUs shall vest, subject to the attached terms and conditions and the Plan, if/when the following events occur (in each case, with Administrator discretion to adjust or waive such vesting conditions for the impact of external events), subject to continued employment through the Determination Date (defined below):

[performance metrics]

Following the end of the Performance Period, the Committee will determine whether the [performance metrics] have been achieved and the extent to which the PSUs have been earned (the “Determination Date”) and, subject to continued employment through the Determination Date, all earned PSUs will then vest and be settled in Shares.